                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Pediatric Services of America, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                 [LOGO OF PEDIATRIC SERVICES OF AMERICA, INC.]

                               December 29, 2000

Dear Stockholder;

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders. It will be held in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia. It will begin at 9:00 a.m. on Wednesday, February 21, 2001.

   The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of directors, the selection of auditors, and such other business as may be properly brought before the meeting.

   At the Annual Meeting, James M. McNeill and I will report on the current operations of the Company. Following our presentation, representatives of our independent auditors, Ernst & Young LLP, will be available to respond to questions from stockholders.

   Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. You are urged to complete, sign, date and return the enclosed proxy card even if you plan to attend the meeting. Return of the proxy card will not prevent you from voting in person at the meeting should you later decide to do so. For your convenience a postage paid envelope is enclosed.

   We hope you will plan to join us.

                                          Sincerely,

                                          /s/ Joseph D. Sansone
                                          Joseph D. Sansone
                                          Chairman of the Board, Chief
                                          Executive Officer and President

                      PEDIATRIC SERVICES OF AMERICA, INC.
                            310 TECHNOLOGY PARKWAY
                         NORCROSS, GEORGIA 30092-2929

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 21, 2001

To the Stockholders of Pediatric Services of America, Inc.:

   The 2001 Annual Meeting of Stockholders of Pediatric Services of America, Inc. will be held in the Medlock Auditorium of the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, on the 21st day of February, 2001, at 9:00 a.m., for the purpose of considering and voting upon:

1. A proposal to elect two Class I members of the Board of Directors for a three year term;

2. A proposal to approve and ratify the Board of Directors' selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending September 30, 2001; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

   Information relating to the above matters is set forth in the attached Proxy Statement. The Board of Directors has fixed December 29, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of record of Pediatric Services of America, Inc. Common Stock at the close of business on that date will be entitled to notice of and to vote at the meeting. A list of stockholders of the Company as of the close of business on December 29, 2000 will be available for inspection during normal business hours from February 7, 2001 through February 21, 2001 at the headquarters of the Company located at 310 Technology Parkway, Norcross, Georgia 30092-2929.

   Management would appreciate your signing and returning the accompanying proxy card promptly so that if you do not attend the meeting, your shares will be voted.

                                          By Order of the Board of Directors
                                          /s/ James M. McNeill
                                          James M. McNeill,
                                          Secretary

Norcross, GA
December 29, 2000

                      PEDIATRIC SERVICES OF AMERICA, INC.

                              ------------------

                                PROXY STATEMENT

                              ------------------

                        ANNUAL MEETING OF STOCKHOLDERS

   This Proxy Statement, mailed on or about December 29, 2000, is furnished to the stockholders of Pediatric Services of America, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2001 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, February 21, 2001, in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel located at 5993 Peachtree Industrial Boulevard, Norcross, Georgia.

                                    VOTING

General

   The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter properly submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is December 29, 2000. On the record date, 6,658,680 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

   The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes cast "for" or "against", as well as abstentions (including instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), will be used.

   In voting for the proposal to elect two directors (Proposal 1), stockholders may vote in favor of the nominee(s), or withhold their votes as to the nominee(s). In voting with regard to the proposal to ratify the selection of Ernst & Young LLP as independent auditors (Proposal 2), stockholders may vote in favor of the proposal or against the proposal, or may abstain from voting. Pursuant to the Bylaws of the Company, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve each of the two proposals. As a result, shares which are withheld or abstained from voting and any broker non-votes with regard to a proposal will have the same legal effect as a vote against the proposal.

   The Company believes that approximately 486,610 shares owned or controlled on the record date by directors and executive officers of the Company, constituting approximately 7.3% of the outstanding Common Stock, will be voted in favor of each of the proposals.

Proxies

   The accompanying form of proxy card is for use at the Annual Meeting if a stockholder is unable to attend in person or is able to attend but does not wish to vote in person. Stockholders should specify their choices with regard to each of the two proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted "FOR" the election of the director nominees named in Proposal 1 and "FOR" the selection of Ernst & Young LLP as independent auditors in Proposal 2. In all other matters that properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

   Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to James M. McNeill, Secretary of the Company, at 310 Technology Parkway, Norcross, Georgia 30092-2929, by executing and delivering to Mr. McNeill a proxy card bearing a later date, or by voting in person at the Annual Meeting.

   In addition to soliciting proxies through the mail, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. Their expenses and all other expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons.

                                STOCK OWNERSHIP

   The table below sets forth information regarding the beneficial ownership of the Company's Common Stock, as of the record date, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock,
(ii) each of the Company's directors, (iii) each executive officer of the Company named in the Summary Compensation Table on page 8, and (iv) all directors and executive officers of the Company as a group, based on data furnished to the Company by the named persons.

                                                       Amount and
                                                       Nature of
                                                       Beneficial  Percent of
                  Beneficial Owner                    Ownership(1)  Class(1)
                  ----------------                    ------------ ----------
Dimensional Fund Advisors, Inc.(2)...................    371,500       5.6%
 Beneficial Owner
David Nierenberg(3)..................................  1,024,930      15.4%
 Beneficial Owner
Joseph D. Sansone(4).................................    331,586       4.9%
 Chairman of the Board of Directors, President
 and Chief Executive Officer
James M. McNeill(5)..................................     17,499         *
 Senior Vice President, Chief Financial Officer,
 Secretary and Treasurer
John M. Harrington(6)................................      1,000         *
 Chief Operating Officer
Robert P. Pinkas(7)..................................    124,680       1.9%
 Director
Richard S. Smith(8)..................................    153,593       2.3%
 Director
Adam O. Holzhauer(9).................................    158,000       2.4%
 Director
Michael J. Finn(10)..................................     41,300         *
 Director
All executive officers and directors as a group (7
 persons) (11).......................................    827,658      11.8%

--------
* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
 (1) Except as indicated in the footnotes set forth below, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The numbers of shares shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from the record date upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 371,500 shares of Common Stock as of 09/30/00. The Portfolios own all securities reported in this proxy statement, and Dimensional disclaims beneficial ownership of such securities.
 (3) David Nierenberg is President of Nierenberg Investment Management Company, the General Partner of The D3 Family Fund, L.P. (the "Fund"). The Fund has sole voting and dispositive power over 994,930 shares of Common Stock. The address for the Fund is 19605 North East 8th Street, Camas, Washington 98607. In addition, Mr. Nierenberg has sole voting and dispositive power over 30,000 shares of Common Stock owned by Haredale, Ltd, a Bahamian corporation. The address for Haredale, Ltd is P.O. Box N-4465, Nassau, New Providence, The Bahamas. Mr. Nierenberg disclaims beneficial ownership of the 30,000 shares of Common Stock held by Haredale, Ltd.
 (4) Consists of options to purchase 171,549 shares of Common Stock, 157,788 shares of Common Stock held directly and 2,249 shares of Common Stock held indirectly through Mr. Sansone's spouse.
 (5) Consists entirely of options to purchase shares of Common Stock.
 (6) Consists entirely of Common Stock held jointly with spouse.
 (7) Consists of options to purchase 38,000 shares of Common Stock, 7,115 shares of Common Stock owned by Pinkas Family Partners, of which Mr. Pinkas is general partner, 69,565 shares of Common Stock owned by Brantley Venture Management, L.P. of which Pinkas Family Partners is the general partner, and 10,000 shares of Common Stock owned by Madaket Investments, LLC, of which Mr. Pinkas is the managing member.
 (8) Consists of options to purchase 38,000 shares of Common Stock, 102,500 shares of Common Stock held directly, and 13,093 shares of Common Stock held by Smith Family Investment Partnership, LP, of which Mr. Smith is general partner, and he therefore may be deemed to beneficially own the shares held by Smith Family Investment Partnership, LP. Mr. Smith disclaims any beneficial ownership of the shares held by Smith Family Investment Partnership, LP.
 (9) Consists of options to purchase 38,000 shares of Common Stock and 120,000 shares of Common Stock held directly.
(10) Consists of options to purchase 38,000 shares of Common Stock and 3,300 shares of Common Stock held directly.
(11) Includes options to purchase 341,048 shares of Common Stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen members as fixed from time to time by vote of a majority of the entire Board of Directors. The Amended and Restated Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year and a new class of directors is elected each year by the stockholders for a term of three years or until their successors are elected and qualified.

   At the Annual Meeting the terms of the two Class I directors expire. Mr. Richard S. Smith has decided not to stand for re-election. The Board has nominated Mr. Edward K. Wissing to serve as a Class I director for a three-year term expiring at the 2004 Annual Meeting of Stockholders. The Board of Directors has also nominated Robert P. Pinkas, who is currently serving as a Class I director, to continue to serve as such for a three year term expiring at the 2004 Annual Meeting of Stockholders. If either of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed Proxy Card will vote all valid proxy cards for the election of such substitute nominee or nominees), or allow the vacancy to remain open until the Board of Directors locates a suitable candidate, or by resolution reduce the authorized number of directors.

   The following is certain information concerning the nominee for election as well as the directors whose terms of office will continue after the Annual Meeting.

Nominees for Election as Directors at the 2001 Annual Meeting

     CLASS I--NOMINEES TO SERVE AS DIRECTORS UNTIL THE 2004 ANNUAL MEETING

   ROBERT P. PINKAS (47) is a General Partner of Brantley Partners, a private equity organization based in Cleveland, Ohio, of which he was the founding partner in 1987. Mr. Pinkas has been a director, officer and investor in a variety of businesses since 1981, including Quad Systems Corporation, Brantley Capital Corporation, Caredata.com and Gliatech, Inc. He currently serves as Chairman of the Board of Waterlink, Inc.

Member:Compensation Committee (Chairman)
                                      First became a director:1989

   EDWARD K. WISSING (63) is a founder and former CEO of American HomePatient, Inc., a national provider of home healthcare products and services. Under Mr. Wissing's leadership, American HomePatient grew from 20 operating locations in 1992 to over 300 locations by the end of 1997, with over 400 million dollars in revenues at his retirement in May 1998. Prior to his employment with American HomePatient, Mr. Wissing held several senior executive positions in healthcare related firms, including Becton Dickinson, Sandoz/Rhone Poulene and Glasrock HomeHealth. He has maintained a very active role in the home healthcare industry and has twice chaired the Health Industry Distributor's Association
(HIDA). Mr. Wissing has also served as Chairman of HIDA's Educational Foundation. He currently serves on several other healthcare boards, including Simione Central Holdings, Inc. and the Nashville Health Care Council.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. WISSING AND THE RE-ELECTION OF MR. PINKAS AS DIRECTORS OF THE COMPANY FOR A THREE YEAR TERM, TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

Continuing Directors of the Company

              CLASS II--TERM EXPIRING AT THE 2002 ANNUAL MEETING

   ADAM O. HOLZHAUER (54) is Senior Vice President of Business Development for Premium Asset Recovery Corporation, Inc., a wholly owned subsidiary of Finantra Capital, Inc. Mr. Holzhauer is also President of Adam Holzhauer, Inc., a private investment company. From 1988 until 2000, Mr. Holzhauer served as Chairman of the Board and Chief Executive Officer of Royale Healthcare, Inc., a hospital management company which he founded in 1988. From 1985 until 1994, Mr. Holzhauer served as President of Master Ventures, Inc., a division of Master Collectors, which provides accounts receivable management and collection services for health care providers, government agencies, major retailers, banks and national credit card companies.

Member:Audit Committee (Chairman)      First became a director:1989

   MICHAEL J. FINN (51) has been a General Partner of Brantley Venture Partners, L.P., a venture capital firm based in Cleveland, Ohio, since May 1995. Mr. Finn served from 1987 until May 1995 as Vice President--Venture Capital and Emerging Growth for Sears Investment Management Co., and during his tenure presided over the Venture Capital Group for the firm. Previously, Mr. Finn was Deputy Director of the Bureau of Investments, Michigan Department of Treasury. In this capacity, Mr. Finn presided over the Venture Capital Group. Mr. Finn is also a director of MediRisk, Inc., Silvon Software and The Rhomas Group.

Member:Compensation Committee          First became a director:1989
      Audit Committee

              CLASS III--TERM EXPIRING AT THE 2003 ANNUAL MEETING

   JOSEPH D. SANSONE (57) has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its formation in 1989. From September 1987 until the formation of the Company, Mr. Sansone was President of Ambulatory Services of America, Inc., a wholly owned subsidiary of Charter Medical Corporation ("Charter Medical"), the Company's former parent. Prior to joining Charter Medical, Mr. Sansone was employed by American Medical International, Inc. ("AMI"). From 1985 to 1987, he served as Vice President of AMI Home Health Equipment Centers, a division of AMI, specializing in durable medical equipment sales and rentals.

                                       First became a director:1989

                            COMMITTEES OF THE BOARD

   The Company's Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. In addition, the Board of Directors as a whole acts as a nominating committee to select nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by stockholders if submitted to the Board of Directors in accordance with the procedures specified in the Company's Bylaws. See "Stockholders' Proposals for 2002 Annual Meeting" below. During fiscal 2000, the Board of Directors held 10 meetings.

Audit Committee

   The Audit Committee makes recommendations concerning the selection of independent auditors of the Company and their duties and fees; reviews their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent auditors and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors' audit and non-audit fees. The current members of the Audit Committee are Adam O.

Holzhauer (Chairman), Michael J. Finn and Richard S. Smith. The members of the Audit Committee are independent directors as defined in the NASD listing standards. During fiscal 2000, the Audit Committee adopted a formal written charter dated March 7, 2000 (the "Audit Committee Charter") (See Appendix I), which was recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees with respect to audit committee composition and practices. The Audit Committee Charter governs the Audit Committee and its central purpose is to promote accurate, high-quality and timely disclosure of financial and other information to the Board of Directors, the public markets and stockholders. The Company also maintains an internal audit function which reports directly to the Audit Committee. The Board has nominated Mr. Edward K. Wissing, subject to Stockholder approval at the Annual Meeting, to serve on the Audit Committee during his term. The Audit Committee held 4 meetings during fiscal 2000.

Compensation Committee

   The Compensation Committee formulates executive compensation policy, reviews and approves compensation plans relating to officers and administers the Company's stock option plans. The current members of the Compensation Committee are Robert P. Pinkas (Chairman), Richard S. Smith and Michael J. Finn. The Board has nominated Mr. Edward K. Wissing, subject to Stockholder approval at the Annual Meeting, to serve on the Compensation Committee during his term. The Compensation Committee held 4 meetings during fiscal 2000.

Compensation Committee Interlocks and Insider Participation

   During fiscal 2000, the members of the Compensation Committee of the Company consisted of Messrs. Pinkas, Finn and Smith. Messrs. Pinkas, Finn and Smith have never been employees of the Company, and there were no reportable business relationships between the Company and such individuals.

            Report of the Audit Committee of the Board of Directors

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures provided to the Committee as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

   The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. During fiscal 2000, the Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors for fiscal year 2001.

   Audit Committee: Adam O. Holzhauer (Chairman), Michael J. Finn and Richard
S. Smith.

  Report of the Compensation Committee of the Board of Directors on Executive
                                 Compensation

   This report discusses the Compensation Committee's objectives and policies regarding executive compensation. The report specifically reviews the bases for the compensation for the Company's President and Chief Executive Officer for fiscal 2000 and its policy generally with respect to the compensation of all executive officers for fiscal 2000.

Chief Executive Officer Compensation

   For fiscal 2000, the base salary for Mr. Sansone was set at $275,000 pursuant to an employment agreement between the Company and Mr. Sansone, effective October 1, 1999. See "Employment Agreements" below. The Compensation Committee determines any annual salary increase, incentive bonus and stock option grants based on the performance of the Company measured against an annual plan submitted and approved by the full Board and the Committee's subjective evaluation of Mr. Sansone's performance as it relates to the performance of the Company. The Compensation Committee believes that this relationship between performance and pay is appropriate and serves the stockholders' interests. The Compensation Committee then submits Mr. Sansone's compensation package to the Board of Directors for ratification. Members of the Compensation Committee have extensive experience in serving on compensation committees at other companies, which provides the Company with knowledge of comparable compensation policies.

   The Compensation Committee awarded an incentive bonus of $68,750 to Mr. Sansone for fiscal 2000, and voted to increase Mr. Sansone's salary to $300,000 for fiscal 2001. See "Summary Compensation Table" below.

Compensation Policy for Executive Officers

   The Company's executive officers receive base salaries that are considered by management to be on the low end of an average base salary for executive officers in comparable positions at other growth companies in the health care industry. This reflects the Compensation Committee's desire to place more emphasis on the non-cash incentive portion of the compensation package. Because the Company is a growth company, the Compensation Committee seeks to use non-cash compensation such as the grant of stock options as a long-term performance incentive for the executive officers. Stock options enable the Company's executive officers to benefit from their efforts to improve the Company's financial results, consistent with the interests of all stockholders, because improved financial results are likely to be reflected in the Company's stock price and would thereby increase stockholder value. It is the Compensation Committee's belief that the granting of stock options will encourage performance by the Company's executive officers that contributes to the long-term growth of the Company.

   For fiscal 2000, the compensation of the Company's executive officers other than the Chief Executive Officer was recommended by the Chief Executive Officer to the Compensation Committee, subject to ratification by the Board of Directors. Recommendations for annual increases in salary and incentive bonuses are generally based on the Chief Executive Officer's review and evaluation of each executive officer's performance as it relates to the goals of the Company. Measures of performance include divisional results for which each executive officer is responsible, Company-wide results, and individual goals and objectives set by the Chief Executive Officer and the individual executive officer prior to the beginning of the fiscal year. The Compensation Committee reviews the Chief Executive Officer's recommendations, makes any changes it believes necessary, approves the compensation packages and presents them to the Board for ratification.

Omnibus Budget Reconciliation Act of 1993 Implications for Executive
Compensation

   It is the responsibility of the Compensation Committee to address the issues raised by changes in the tax laws which made certain non-performance based compensation to executives of public companies in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. Based on the Company's current level of compensation it is not necessary to consider this issue at this time. The Company intends to take the necessary steps to ensure its executive officers' compensation policies comply with the cap at the appropriate time.

   Compensation Committee: Robert P. Pinkas (Chairman), Richard S. Smith, and Michael J. Finn.

                     DIRECTORS' COMPENSATION AND ATTENDANCE

   Under the Directors' Stock Option Plan, as amended (the "Directors' Stock Option Plan"), directors of the Company who are not officers or employees of the Company each receive, in lieu of cash fees, annual grants of options to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant and which expire ten years after issuance. The Compensation Committee has the authority and sole discretion to make grants of options under the Plan in addition to the annual grants described above. The options vest on the first anniversary of their issuance, provided that the grantee is then a director of the Company. A total of 300,000 shares of Common Stock have been reserved for issuance pursuant to options granted and to be granted under the Directors' Stock Option Plan. In fiscal 2000, a total of 40,000 options were granted to directors under the Directors' Stock Option Plan. Directors who are not salaried employees of the Company receive no additional compensation for their services as directors.

   During fiscal 2000, the Board of Directors held 10 meetings and the Committees of the Board held 4 meetings, respectively. Each director attended in excess of 75% of the total number of meetings of the Board and each Committee on which he served in fiscal 2000.

                             EXECUTIVE COMPENSATION

Summary Compensation

   The following table summarizes the total compensation paid or accrued by the Company for each person who served as an executive officer during the fiscal year ended September 30, 2000:

                           Summary Compensation Table

                                                     Long-Term
                                                    Compensation
                                                    ------------
                                       Annual
                                  Compensation(1)
                                 ------------------    Shares
        Name and          Fiscal                     Underlying     All Other
   Principal Position      Year  Salary(2) Bonus(3)   Options    Compensation(4)
   ------------------     ------ --------- -------- ------------ ---------------
Joseph D. Sansone.......   2000  $275,000  $ 68,750    36,000       $ 38,110
 Chairman of the Board,    1999  $275,000  $100,000    35,000       $ 17,133
 President and Chief       1998  $275,000  $    --     35,000       $ 12,968
 Executive Officer
James M. McNeill........   2000  $155,000  $ 38,750    40,000       $ 28,651
 Senior Vice President,    1999  $122,962  $ 50,000    16,500       $  1,083
 Chief Financial
 Officer, Secretary and
 Treasurer
John M. Harrington(5)...   2000  $ 26,019       --     40,000       $    992
 Chief Operating Officer

--------
(1) Messrs. Sansone, McNeill and Harrington did not receive any perquisites, other personal benefits, securities or property in the indicated fiscal years in excess of 10% of their annual salary and bonus.
(2) Includes amounts deferred at the election of the executive officers pursuant to the Company's Non-Qualified Deferred Compensation Plan. See "Non-Qualified Deferred Compensation Plan" below.
(3) The compensation of the above-listed individuals, including bonuses, is determined by the Compensation Committee of the Board of Directors. See "Incentive Bonus Policy" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation".
(4) This amount reflects for fiscal 2000 (a) premiums of $5,300 paid by the Company for a term life insurance policy on the life of Mr. Sansone, the proceeds of which are payable to a beneficiary designated by Mr. Sansone,
    (b) amounts contributed by the Company on behalf of Messrs. Sansone and McNeill of $26,971 and $3,651, respectively, pursuant to the Company's Non-Qualified Deferred Compensation Plan, (c) amounts reimbursed by the Company to Messrs. Sansone and Harrington of $5,839 and $992, respectively, pursuant to the Company's car allowance program, and (d) a retention payment of $25,000 paid to Mr. McNeill.
(5) Mr. Harrington began employment on July 12, 2000.

Incentive Bonus Policy

   The Company has established an incentive bonus policy (the "Incentive Bonus Policy") that provides for cash bonuses to certain employees of the Company, including all executive officers. Payment of any bonus under the Incentive Bonus Policy is at the discretion of the Compensation Committee, subject to ratification by the Board of Directors, but is based generally on factors such as increases in overall corporate profitability, divisional profitability and achieving goals as outlined in the Company's annual financial and operational plan. The Board of Directors may amend, suspend or discontinue the Incentive Bonus Policy at any time. Cash bonuses aggregating $107,500 were paid to executive officers under the Incentive Bonus Policy for fiscal 2000. Cash bonuses paid under the Incentive Bonus Policy to the above individuals for fiscal 2000 are included in the "bonus" amounts reported for them in the Summary Compensation Table.

Employee Stock Options

   The Company has adopted, and its stockholders have approved, the Pediatric Services of America, Inc. Amended and Restated Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan is designed to provide a means by which selected key persons may be given an opportunity to purchase stock of the Company, to help secure and retain the services of key persons, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Company has reserved 1,750,000 shares of Common Stock for issuance pursuant to the Stock Option Plan. Options granted under the Stock Option Plan may be either (i) options intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified stock options ("Nonqualified Stock Options").

   Incentive Stock Options may be granted only to employees (including officers) of the Company or its affiliates. Nonqualified Stock Options may be granted only to key employees, directors or consultants or advisors of the Company or its affiliates. A non-employee director is not eligible to participate in the Stock Option Plan unless such director has expressly been declared eligible to participate in the Stock Option Plan by the Board of Directors or the Compensation Committee. The Board of Directors has the authority to amend the Stock Option Plan, subject to stockholder approval for certain material amendments, and may suspend or terminate the Stock Option Plan at any time.

   The following table sets forth information regarding the number, terms and potential realizable value of stock options granted to Messrs. Sansone, McNeill and Harrington during fiscal 2000:

                      Options Granted in Last Fiscal Year

                                                                         Potential
                                                                      Realizable Value
                                                                         at Assumed
                                                                      Annual Rates of
                                                                        Stock Price
                         Number of   % of Total                         Appreciation
                         Securities   Options                         for Option Term
                         Underlying  Granted to  Exercise                   (2)
                          Options   Employees in Price Per Expiration ----------------
     Name                Granted(1) Fiscal Year  Share(1)     Date      5%      10%
     ----                ---------- ------------ --------- ---------- ------- --------
Joseph D. Sansone.......   36,000      12.14%      $2.00   05/24/2010 $45,280 $114,749

James M. McNeill........   21,000       7.08%      $2.00   05/24/2010 $26,414 $ 66,937
                           19,000       6.41%      $2.13   08/03/2010 $25,392 $ 64,347

John M. Harrington......   40,000      13.49%      $1.94   07/12/2010 $48,739 $123,515

--------
(1) All options were granted at an exercise price equal to the fair market value of the underlying shares as of the date of the grant and become exercisable in one-fourth increments on each anniversary of the grant date.
(2) Such value is based on the exercise price at the time of grant.

   The following table sets forth certain information with respect to exercises of stock options during fiscal 2000 by each of the named executives and the fiscal year-end value of unexercised stock options held by them:

                               Option Exercises

                                     Aggregated Option Exercises in Last Fiscal Year
                                            and Fiscal Year-End Option Values
                         ------------------------------------------------------------------------
                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                  Options at Fiscal      in-the-money Options at
                           Shares                     Year-End               Fiscal Year-End
                         Acquired on  Value   ------------------------- -------------------------
     Name                 Exercise   Realized Exercisable/Unexercisable Exercisable/Unexercisable
     ----                ----------- -------- ------------------------- -------------------------
Joseph D. Sansone.......     --        --          162,799/59,001           $29,174/$101,700

James M. McNeill........     --        --            8,875/53,625           $14,824/$71,830

John M. Harrington......     --        --                0/40,000                $0/$52,400

401(k) Savings Plan

   The Company maintains the Pediatric Services of America, Inc. 401(k) Savings Plan (the "401(k) Plan"), which became effective January 1, 1992. The 401(k) Plan covers all employees of the Company (except, among others, highly compensated employees as defined in the Plan, certain employees designated as part-time employees and employees deemed to be leased employees within the meaning of certain provisions of the Code) who have completed at least 1,000 hours and one year of service with the Company. Under the 401(k) Plan, each eligible employee may elect to contribute a portion of his compensation up to a maximum of 20% of pre-tax compensation, not exceeding $10,500 for the 2000 calendar year, and 5% of after-tax compensation (or the maximum amount then permitted by the Code). The Company may, in its discretion, make contributions on behalf of eligible employees in an amount up to the employee's contributions. All employees' contributions to the 401(k) Plan are 100% vested. Company contributions vest 100% over a period of five years of service with the Company. Distribution of accrued benefits normally will commence upon the participants reaching age 65 (or if earlier, upon the participant's death or disability).

Non-Qualified Deferred Compensation Plan

   In October 1997, the Company amended the 401(k) Plan to remove certain selected management or highly compensated employees earning more than $80,000 annually from being eligible to participate in the 401(k) Plan. The Company adopted the Pediatric Services of America, Inc. Non-Qualified Deferred Compensation Plan (the "Non-Qualified Plan") for those selected management or highly compensated employees of the Company.

   On March 22, 1999, the Company terminated the Plan and distributed Plan contributions to those employees who participated in the Plan. There were no tax consequences attributable to the Company, but distributions to employees who participated in the Plan were taxed as supplemental wages. As of January 1, 2000, a new Non-Qualified Deferred Compensation Plan was adopted with the same benefits as the prior Plan.

   The Compensation Committee administers the Non-Qualified Plan, and the Board of Directors annually selects the employees who are eligible to participate in the Non-Qualified Plan and the tier in which the employee will be a member. The purposes of this plan are to provide the selected management or highly compensated personnel of the Company with the opportunity to defer amounts of their compensation which might not otherwise be deferrable under other Company plans, including the 401(k) Plan, and to receive the benefit of additions to their deferral, in the absence of certain restrictions and limitations in the Code. Participants elect the amount of pay they wish to defer up to the maximum percentage of compensation for the tier in which the employee is a member. Maximum deferrals range from 10% to 100% of compensation. The Company may contribute to the Plan an amount equal to a percentage of the amount each Participant contributes to the Plan. The Non-Qualified Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company contributions and voluntary compensation deferrals are held in a "Rabbi Trust" as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422. Distributions of Plan contributions and earnings will be made upon termination of employment, disability, retirement or the financial hardship of the participant. In-service benefits are also available to participants.

Employment Agreements

   The Company has entered into an employment agreement with Joseph D. Sansone, effective October 1, 1999, pursuant to which Mr. Sansone serves as Chief Executive Officer and President of the Company. Under the terms of the agreement, Mr. Sansone's annual base salary for fiscal 2001 is $300,000. The agreement also provides that Mr. Sansone is entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and in all of the Company's employee benefit plans and programs for which he is eligible under the terms of such plans or programs. In addition, the agreement provides that Mr. Sansone is entitled to life insurance coverage in the amount of $500,000, payable to the beneficiary of his choice, and certain long-term disability insurance coverage. Mr. Sansone is entitled to receive an allowance for expenses incurred in connection with owning, maintaining and operating an automobile for business use. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. Mr. Sansone's salary for each additional term will be equal to the salary paid to him on the last day of the three-year initial term or the most recent additional term, unless otherwise agreed by the Company and Mr. Sansone. The agreement is terminated upon the death or disability of Mr. Sansone, and the Board of Directors may terminate Mr. Sansone's employment with or without cause (as defined in the agreement). In the event Mr. Sansone's employment is terminated without cause or terminated by Mr. Sansone for "good reason," the Company is obligated to pay Mr. Sansone his full salary and provide full benefits for the remainder of the contract term and for a period of 18 months thereafter. "Good reason" is defined as certain events resulting from a change in control of the Company or a failure by the Company to comply with any material term of the agreement which has not been cured within 10 days after notice. Under the terms of the agreement, Mr. Sansone is not entitled to any severance benefits in the event his employment is terminated for cause or in the event he voluntarily terminates his employment with the Company.

   The Company has entered into an employment agreement with James M. McNeill, dated May 1, 1999, pursuant to which he serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Under the terms of the agreement, Mr. McNeill receives an annual base salary of $155,000 for the initial two-year term, subject to increase at the end of the first year as determined by the Board of Directors. Mr. McNeill's base salary for fiscal 2001 is $175,000. Mr. McNeill is also entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and all employee benefit plans and programs for which he is eligible under the terms of such plans or programs. Pursuant to the agreement,

Mr. McNeill receives an allowance for expenses incurred in connection with owning, maintaining and operating an automobile for business use. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. Mr. McNeill's salary for each additional term will be equal to the salary paid to him on the last day of the initial term or the most recent additional term, unless otherwise agreed by the Company and Mr. McNeill. The agreement is terminated upon the death or disability of Mr. McNeill, and the Board of Directors also may terminate Mr. McNeill's employment under the agreement with or without cause (as defined in the agreement). In the event Mr. McNeill's employment is terminated by the Company without cause, or terminated by Mr. McNeill for "good reason," the Company is obligated to pay Mr. McNeill his full salary and benefits for a period of 12 months. "Good reason" is defined as certain events resulting from a change in control of the Company or a failure by the Company to comply with any material term of the agreement which has not been cured within 10 days after notice. Under the terms of the agreement, Mr. McNeill is not entitled to any severance benefits in the event his employment with the Company is terminated with cause or in the event he voluntarily terminates his employment with the Company.

   The Company has entered into an employment agreement with John M. Harrington, dated September 27, 2000, effective as of July 12, 2000, pursuant to which he serves as Chief Operating Officer of the Company. Under the terms of the agreement, Mr. Harrington receives a base salary of $165,000 for the initial one-year term. After the initial term, Mr. Harrington shall continue to serve the Company on an at-will basis. Mr. Harrington is also entitled to participate in a bonus plan, the terms of which are determined and approved in the discretion of the Board of Directors, and all employee benefit plans and programs for which he is eligible under the terms of such plans and programs. Pursuant to the agreement, Mr. Harrington receives an allowance for expenses incurred in connection with owning, maintaining and operating an automobile for business use. The agreement is terminated upon the death of Mr. Harrington, and the Board of Directors also may terminate Mr. Harrington's employment under the agreement with or without cause (as defined in the agreement). In the event Mr. Harrington's employment is terminated by the Company without cause, or terminated by Mr. Harrington for "good reason," the Company is obligated to pay Mr. Harrington his full salary and benefits for a period of six months if terminated during the initial term, nine months if terminated after the initial term but prior to three years from employment, and 12 months if terminated after three years of employment. "Good reason" is defined, among other things, as certain events resulting from a change in control of the Company or a failure by the Company to comply with any material term of the agreement. Under the terms of the agreement, Mr. Harrington is not entitled to any severance benefits in the event his employment with the Company is terminated with cause or in the event he voluntarily terminates his employment with the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   There were no transactions or relationships requiring disclosure under Item 404 of Regulation S-K for the 2000 fiscal year.

                            STOCK PERFORMANCE GRAPH

   The Company completed an initial public offering of its Common Stock and the Common Stock began trading on the Nasdaq National Market on June 10, 1994. During fiscal 2000, the Company's Common Stock was moved to and currently trades on the Over-the-Counter Bulletin Board. The price information reflected for the Company's Common Stock in the following performance graph represents the closing sales prices of the Common Stock for the period from June 10, 1994 through September 30, 2000 (the end of fiscal 2000). The graph and the accompanying table compare the cumulative total stockholders' return on the Company's Common Stock with the Standard & Poor's ("S&P") 500 Index, S&P Health Care Sector, and a Health Care Composite Peer Group. The Health Care Composite Peer Group is composed of companies within the following industries: diversified health care, pharmaceuticals, miscellaneous health care, hospital management, and medical products and supplies. The calculation in the following graph and table assume that $100 was invested on June 10, 1994 in each of the Company's Common Stock, the S&P 500 Index and the S&P 500 Health Care Sector and the Health Care Composite Peer Group, and also assumes dividend reinvestment.

                               COMPARISON OF 75 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG PEDIATRIC SERVICES OF AMERICA, INC., THE S & P 500 INDEX,**
                                   THE S & P HEALTH CARE SECTOR INDEX AND
                                   A HEALTH CARE COMPOSITE PEER GROUP (1)

                                                               Cumulative Total Return
                                       ______________________________________________________________________

                                       6/10/94     9/94     9/95     9/96     9/97     9/98     9/99     9/00
PEDIATRIC SERVICES OF AMERICA, INC      100.00   160.94   240.63   231.25   292.19    42.97    15.23    56.25
S & P 500                               100.00   104.89   136.09   163.77   280.01   250.81   820.55   868.13
S & P HEALTH CARE SECTOR                100.00   115.21   165.19   216.37   296.28   409.54   421.21   528.75
HEALTH CARE COMPOSITE PEER GROUP (1)    100.00   103.73   119.69   138.20   146.99   130.02   119.15   110.73

 * $100 invested on 6/10/94 in stock or on 5/31/94 in Index -- including reinvestment of dividends.
**  Fiscal year ending September 30.

(1) Based on a composite of prices weighted by market capitalization of: AMEDISYS, American Home Patient,
    Apria Healthcare, Lincare Holdings, Inc., National Home Health Care, Option Care, Inc., Spherion
    Corp., and Transworld Home Healthcare.

                                  PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors of the Company has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for fiscal 2001 and has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Ernst & Young LLP has served as independent auditors of the Company since 1989 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

   Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They also will be available to respond to appropriate questions from stockholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                 SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations from the reporting persons that no other reports were required of those persons, to the Company's knowledge during and with respect to fiscal 2000, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of its Common Stock were complied with in a timely manner.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

   Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2002 Annual Meeting of Stockholders must be submitted to the Company in accordance with the procedures set forth in Article II, Sections 5 and 6, respectively, of the Bylaws of the Company. Accordingly, stockholders must submit such proposals and nominations in writing to the Company no earlier than July 2, 2001 and no later than August 31, 2001 in order for such matters to be included in the Company's proxy materials for, and voted upon at, the 2002 Annual Meeting. All such proposals and nominations should be submitted on or before such date by certified mail, return receipt requested, and must be received by the Secretary at the Company's corporate offices at 310 Technology Parkway, Norcross, Georgia 30092-2929.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

   The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the accompanying form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                                          By Order of the Board of Directors

                                          /s/ Joseph D. Sansone

                                          Joseph D. Sansone
                                          Chairman of the Board,
                                          Chief Executive Officer and
                                          President

Norcross, Georgia
December 29, 2000

                               ----------------

   The Company's 2000 Annual Report on Form 10-K, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. This Proxy Statement for the Annual Meeting of Stockholders to be held on February 21, 2001 is incorporated by reference in
Part III of the Annual Report on Form 10-K.

                                  APPENDIX I

                      PEDIATRIC SERVICES OF AMERICA, INC.

                            Audit Committee Charter

Organization

   This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

   The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

   In carrying out these responsibilities, the audit committee will:

 . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

 . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

 . Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

 . Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

 . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

 . Review the interim financial statements and the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

 . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

 . Review accounting and financial human resources and succession planning within the Company.

 . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

 . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

   Approved and adopted this 7th day of March, 2000.

                                                  /s/ Adam O. Holzhauer
                                          _____________________________________
                                                    Adam O. Holzhauer
                                                        Chairman

                                                   /s/ Michael J. Finn
                                          _____________________________________
                                                     Michael J. Finn
                                                    Committee Member

                                                  /s/ Richard S. Smith
                                          _____________________________________
                                                    Richard S. Smith
                                                    Committee Member

                      PEDIATRIC SERVICES OF AMERICA, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby acknowledges receipt of the Notice of the 2001 Annual Meeting of Stockholders and Proxy Statement and does hereby appoint Adam
O. Holzhauer and Michael J. Finn, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Pediatric Services of America, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders of Pediatric Services of America, Inc., to be held in the Medlock Auditorium at the Northeast Atlanta Hilton, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, at 9:00 a.m. on Wednesday, February 21, 2001, and at any adjournment(s) thereof, as indicated on the reverse hereof:


     1.   The election of two Class I Directors   FOR the nominees listed below     WITHHOLD AUTHORITY to
          to serve until the 2004 Annual          [_]                               vote for the nominees listed
          Meeting of Stockholders:                                                  below  [_]

                                              ROBERT P. PINKAS and EDWARD K. WISSING
----------------------------------------------------------------------------------------------------------------

     2. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 2001:

                                      For   [_]       Against   [_]     Abstain    [_]

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors knows of no other business to be presented at the Annual Meeting.

                                      TO BE SIGNED ON OTHER SIDE

                        PLEASE COMPLETE, DATE, SIGN AND
                          RETURN THIS PROXY PROMPTLY

     This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned stockholder.
If no direction is given, it will be voted "For" the nominees listed in Proposal 1 and "For" Proposal 2.

                                         Signature(s)

                                   _________________________________

                                   _________________________________

                                   _________________________________

                                   Date:____________________________


     Please sign exactly as your name(s) appears hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer.